Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
FIRST QUARTER RESULTS
•Long-Duration Targeted Improvements (“LDTI”) accounting standard adopted this quarter, comparable periods revised to reflect adoption of LDTI
•Net income available to RGA shareholders of $3.72 per diluted share, including adverse foreign currency effects of $0.14 per diluted share
•Adjusted operating income* of $5.16 per diluted share, including adverse foreign currency effects of $0.18 per diluted share
•Premium growth of 7.3% over the prior-year quarter, 10.8% on a constant currency basis1
•ROE of 7.8%, adjusted operating ROE* of 11.2%, and adjusted operating ROE excluding notable items*2 of 13.1% for the trailing twelve months
•Deployed capital of $194 million into in-force and other transactions
•Total shareholder capital returns of $103 million: $50 million of share repurchases and $53 million of shareholder dividends

1 Actual amounts reflect impact of currency fluctuations. Constant currency amounts reflect foreign denominated activity translated to U.S. dollars at a constant exchange rate.
2 There were no notable items in the first quarter of 2023. Notable items include actuarial assumption changes on business subject to LDTI; Assumption changes reflect the impact of changes in actuarial assumptions on business subject to LDTI recorded in “Future policy benefits remeasurement (gains) losses” in the income statement.

ST. LOUIS, May 4, 2023 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life and health reinsurance, reported first quarter net income available to RGA shareholders of $252 million, or $3.72 per diluted share, compared with $197 million, or $2.91 per diluted share, in the prior-year quarter. Adjusted operating income* for the first quarter totaled $349 million, or $5.16 per diluted share, compared with $283 million, or $4.18 per diluted share, the year before. Net foreign currency fluctuations had an adverse effect of $0.14 per diluted share on net income available to RGA shareholders and $0.18 per diluted share on adjusted operating income as compared with the prior year.

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	Quarterly Results
($ in millions, except per share data)	2023	2022
Net premiums	$3,385	$3,155
Net income available to RGA shareholders	252	197
Net income available to RGA shareholders per diluted share	3.72	2.91
Adjusted operating income*	349	283
Adjusted operating income excluding notable items *	349	283
Adjusted operating income per diluted share*	5.16	4.18
Book value per share	114.60	118.62
Book value per share, excluding accumulated other comprehensive income (AOCI)*	136.56	131.44
Total assets	89,120	90,288

*	See ‘Use of Non-GAAP Financial Measures’ below
In the first quarter, consolidated net premiums totaled $3.4 billion, an increase of 7.3% over the 2022 first quarter, with an adverse net foreign currency effect of $112 million. Excluding the net foreign currency effect, consolidated net premiums increased 10.8% in the quarter.

Compared with the year-ago period, excluding spread-based businesses, first quarter investment income decreased 9.2%, reflecting lower variable investment income. Average investment yield decreased to 4.71% in the first quarter from 5.29% in the prior-year period due to lower variable investment income, partially offset by higher yields.

The effective tax rate on pre-tax income was 28.0% for the quarter. The effective tax rate for the quarter was 23.6% on pre-tax adjusted operating income, within the expected range of 23% to 24%.

Anna Manning, Chief Executive Officer, commented, “This was a strong quarter and a good start to the year. In the quarter, many regions and product lines performed very well, and we had another active quarter for in-force and other transactions, including our first U.S. PRT transaction. We are delivering on our strategy, our balance sheet remains strong, and we are well-positioned to add to this positive momentum going forward.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results
($ in millions)	2023	2022
Net premiums	$1,615	$1,541
Pre-tax income	121	60
Pre-tax adjusted operating income	122	45

Quarterly Results
•Individual Mortality results were favorable overall, reflecting in-force management actions and higher investment income, partially offset by unfavorable large claims experience.
•Individual Health and Group experience was favorable.
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Financial Solutions

	Quarterly Results
($ in millions)	2023	2022
Asset-Intensive:
Pre-tax income	$93	$32
Pre-tax adjusted operating income	84	76
Capital Solutions:
Pre-tax income	21	25
Pre-tax adjusted operating income	21	25

Quarterly Results
•Asset-Intensive results reflected favorable investment spreads, including higher yields on floating rate securities.
•Capital Solutions results were in line with expectations.

Canada

Traditional

	Quarterly Results
($ in millions)	2023	2022
Net premiums	$295	$304
Pre-tax income	29	15
Pre-tax adjusted operating income	29	15

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $20 million.

Quarterly Results
•Results were in line with expectations.
•Foreign currency exchange rates had an adverse effect of $2 million on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results
($ in millions)	2023	2022
Pre-tax income	$10	$9
Pre-tax adjusted operating income	10	9

Quarterly Results
•Results reflected favorable longevity experience.
•Foreign currency exchange rates had an adverse effect of $1 million on pre-tax income and pre-tax adjusted operating income.

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Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results
($ in millions)	2023	2022
Net premiums	$438	$451
Pre-tax income	27	34
Pre-tax adjusted operating income	27	34

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $41 million.

Quarterly Results
•Results reflected moderately unfavorable experience, primarily due to estimated claims related to the earthquake in Turkey.
•Foreign currency exchange rates had an adverse effect of $1 million on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results
($ in millions)	2023	2022
Pre-tax income	$59	$67
Pre-tax adjusted operating income	69	61

Quarterly Results
•Results reflected favorable longevity experience.
•Foreign currency exchange rates had an adverse effect of $6 million on pre-tax income and $7 million on pre-tax adjusted operating income.

Asia Pacific

Traditional

	Quarterly Results
($ in millions)	2023	2022
Net premiums	$662	$650
Pre-tax income	79	108
Pre-tax adjusted operating income	79	108

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $33 million.

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Quarterly Results
•Results reflected favorable overall experience.
•Foreign currency exchange rates had an adverse effect of $3 million on pre-tax income and $2 million on pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results
($ in millions)	2023	2022
Net premiums	$64	$43
Pre-tax income (loss)	(13)	(56)
Pre-tax adjusted operating income	40	21

Quarterly Results
•Results reflected contributions from recent, strong new business growth.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and an adverse effect of $3 million on pre-tax adjusted operating income.

Corporate and Other

	Quarterly Results
($ in millions)	2023	2022
Pre-tax income (loss)	$(75)	$(27)
Pre-tax adjusted operating income (loss)	(25)	(18)

Quarterly Results
•Pre-tax adjusted operating loss was favorable compared to the quarterly average run rate, primarily due to higher investment income.

Dividend Declaration

Effective May 2, 2023, the board of directors declared a regular quarterly dividend of $0.80, payable May 30, 2023, to shareholders of record as of May 16, 2023.

Earnings Conference Call

A conference call to discuss first quarter results will begin at 10 a.m. Eastern Time on Friday, May 5, 2023. Interested parties may access the call by dialing 1-844-481-2753 (412-317-0669 international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.
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Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives, and changes in the fair value of contracts that provide market risk benefits. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

RGA also uses a non-GAAP financial measure called adjusted operating income, excluding notable items. Notable items currently represent the financial impact of RGA's assumption reviews on business subject to LDTI, reflected in future policy benefits remeasurement (gains) losses. In addition, notable items may in the future periods include other items RGA believes may not be indicative of future performance.

RGA uses a non-GAAP financial measure called adjusted operating return on equity excluding notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders’ equity excluding year-to-date notable items and AOCI.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

About RGA
Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA celebrates its 50th anniversary in 2023. Over the past five decades, RGA has become one of the world’s largest and most respected reinsurers and is listed among Fortune's World’s
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Most Admired Companies. The global organization is guided by a fundamental purpose: to make financial protection accessible to all. RGA is widely recognized for superior risk management and underwriting expertise, innovative product design, and dedicated client focus. RGA serves clients and partners in key markets around the world and has approximately $3.4 trillion of life reinsurance in force and assets of $89.1 billion as of March 31, 2023. To learn more about RGA and its businesses, visit www.rgare.com. Follow RGA on LinkedIn and Facebook.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) adverse changes in mortality (whether related to COVID-19 or otherwise), morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in the market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, pandemics, epidemics or other
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major public health issues anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse developments with respect to litigation, arbitration or regulatory investigations or actions, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, including Long Duration Targeted Improvement accounting changes and (28) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future, except as required under applicable securities law. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended March 31,
	2023		2022
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$252	$3.72	$197	$2.91
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	102	1.52	92	1.37
Market risk benefits remeasurement (gains) losses	11	0.16	(27)	(0.40)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	—	—	6	0.09
Embedded derivatives:
Included in investment related gains/losses, net	(29)	(0.43)	26	0.38
Included in interest credited	(6)	(0.09)	(13)	(0.19)
Investment (income) loss on unit-linked variable annuities	—	—	7	0.10
Interest credited on unit-linked variable annuities	—	—	(7)	(0.10)
Interest expense on uncertain tax positions	—	—	—	—
Other	6	0.09	1	0.01
Uncertain tax positions and other tax related items	12	0.18	1	0.01
Net income attributable to noncontrolling interest	1	0.01	—	—
Adjusted operating income	349	5.16	283	4.18
Notable items	—	—	—	—
Adjusted operating income excluding notable items	$349	$5.16	$283	$4.18

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended March 31, 2023
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income	$351	$98	28.0%
Reconciliation to adjusted operating income:
Realized and unrealized (gains) losses, derivatives and other, included in investment related gains (losses), net	127	25
Market risk benefits remeasurement (gains) losses	14	3
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	—	—
Embedded derivatives:
Included in investment related gains/losses, net	(37)	(8)
Included in interest credited	(7)	(1)
Investment (income) loss on unit-linked variable annuities	—	—
Interest credited on unit-linked variable annuities	—	—
Interest expense on uncertain tax positions	—	—
Other	8	2
Uncertain tax positions and other tax related items	—	(12)
Adjusted operating income	456	107	23.6%
Notable items	—	—
Adjusted operating income excluding notable items	$456	$107
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended March 31,
	2023	2022
Income before income taxes	$351	$267
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	127	118
Market risk benefits remeasurement (gains) losses	14	(34)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	—	8
Embedded derivatives:
Included in investment related gains/losses, net	(37)	33
Included in interest credited	(7)	(17)
Investment (income) loss on unit-linked variable annuities	—	9
Interest credited on unit-linked variable annuities	—	(9)
Interest expense on uncertain tax positions	—	—
Other	8	1
Pre-tax adjusted operating income	456	376
Notable items	—	—
Pre-tax adjusted operating income excluding notable items	$456	$376
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended March 31, 2023
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$121	$—	$1	$122
Financial Solutions:
Asset-Intensive	93	36	(45)	84
Capital Solutions	21	—	—	21
Total U.S. and Latin America	235	36	(44)	227
Canada Traditional	29	—	—	29
Canada Financial Solutions	10	—	—	10
Total Canada	39	—	—	39
EMEA Traditional	27	—	—	27
EMEA Financial Solutions	59	10	—	69
Total EMEA	86	10	—	96
Asia Pacific Traditional	79	—	—	79
Asia Pacific Financial Solutions	(13)	53	—	40
Total Asia Pacific	66	53	—	119
Corporate and Other	(75)	50	—	(25)
Consolidated	$351	$149	$(44)	$456

(Unaudited)	Three Months Ended March 31, 2022
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$60	$—	$(15)	$45
Financial Solutions:
Asset-Intensive	32	13	31	76
Capital Solutions	25	—	—	25
Total U.S. and Latin America	117	13	16	146
Canada Traditional	15	—	—	15
Canada Financial Solutions	9	—	—	9
Total Canada	24	—	—	24
EMEA Traditional	34	—	—	34
EMEA Financial Solutions	67	(6)	—	61
Total EMEA	101	(6)	—	95
Asia Pacific Traditional	108	—	—	108
Asia Pacific Financial Solutions	(56)	77	—	21
Total Asia Pacific	52	77	—	129
Corporate and Other	(27)	9	—	(18)
Consolidated	$267	$93	$16	$376

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended March 31,
	2023	2022
Earnings per share from net income (loss):
Basic earnings per share	$3.77	$2.93
Diluted earnings per share	$3.72	$2.91

Diluted earnings per share from adjusted operating income	$5.16	$4.18
Weighted average number of common and common equivalent shares outstanding	67,615	67,649

(Unaudited)	At March 31,
	2023	2022
Treasury shares	18,771	18,323
Common shares outstanding	66,540	66,988
Book value per share outstanding	$114.60	$118.62
Book value per share outstanding, before impact of AOCI	$136.56	$131.44

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At March 31,
	2023	2022
Book value per share outstanding	$114.60	$118.62
Less effect of AOCI:
Accumulated currency translation adjustment	(1.41)	0.12
Unrealized (depreciation) appreciation of securities	(66.02)	(0.15)
Effect of updating discount rates on future policy benefits	45.59	(11.87)
Change in instrument-specific credit risk for market risk benefits	0.22	(0.17)
Pension and postretirement benefits	(0.34)	(0.75)
Book value per share outstanding, before impact of AOCI	$136.56	$131.44

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Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended March 31, 2023:	Average Equity
Stockholders' average equity	$7,360
Less effect of AOCI:
Accumulated currency translation adjustment	(69)
Unrealized (depreciation) appreciation of securities	(3,847)
Effect of updating discount rates on future policy benefits	2,421
Change in instrument-specific credit risk for market risk benefits	5
Pension and postretirement benefits	(40)
Stockholders' average equity, excluding AOCI	8,890
Year-to-date notable items, net of tax	79
Stockholders' average equity, excluding AOCI and notable items	$8,969

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income
and Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended March 31, 2023:	Income
Net income available to RGA shareholders	$572	7.8%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	363
Change in fair value of embedded derivatives	47
Tax expense on uncertain tax positions and other tax related items	6
Net income attributable to noncontrolling interest	5
Adjusted operating income	993	11.2%
Notable items after tax	184
Adjusted operating income excluding notable items	$1,177	13.1%

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended March 31,
	2023	2022
Revenues:
Net premiums	$3,385	$3,155
Investment income, net of related expenses	856	810
Investment related gains (losses), net	(77)	(139)
Other revenue	87	91
Total revenues	4,251	3,917
Benefits and expenses:
Claims and other policy benefits	3,063	2,871
Future policy benefits remeasurement (gains) losses	(26)	58
Market risk benefits remeasurement (gains) losses	14	(34)
Interest credited	215	141
Policy acquisition costs and other insurance expenses	331	344
Other operating expenses	250	227
Interest expense	50	42
Collateral finance and securitization expense	3	1
Total benefits and expenses	3,900	3,650
Income before income taxes	351	267
Provision for income taxes	98	70
Net income	253	197
Net income attributable to noncontrolling interest	1	—
Net income available to RGA shareholders	$252	$197
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